Exhibit 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83156, 333-92791, 333-50924, 333-74260 and 333-103311) of Printronix, Inc. of our report dated April 25, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
June 23, 2003